                                                                   EXHIBIT 99.2




                              TAX RULING AGREEMENT


      THIS TAX RULING AGREEMENT (this "Agreement") is made this 24th day of September, 1995 between First Mississippi Corporation, a Mississippi corporation ("FMC"), and FirstMiss Gold Inc. a Nevada corporation ("Gold").

      WHEREAS, FMC is the common parent of an affiliated group of corporations (the "FMC Group") under Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), and owns shares of common stock ("Common Stock") of Gold constituting "control" within the meaning of Section 368(c) of the Code;

      WHEREAS, FMC is considering a distribution to the shareholders of FMC of the stock of Gold owned by FMC (the "Spin-Off");

      WHEREAS, FMC has received a tax ruling related to the Spin-Off from the Internal Revenue Service, a copy of which has been furnished to Gold (the "Ruling"); and

      WHEREAS, FMC and Gold wish to enter into certain agreements with respect to the Ruling;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      1. COMPLIANCE WITH THE RULING. Gold represents and warrants that it has not taken and will not take any action which is inconsistent with the facts and representations stated in the Ruling or in any submissions to the Internal Revenue Service (the "IRS") in connection therewith (such submission being letters from FMC to the IRS dated July 8, 1994, October 19, 1994, January 19, 1995, February 16, 1995, March 11, 1995, March 15,

1995, March 27, 1995 and April 19, 1995), which have been furnished to Gold. Gold represents and warrants that it is not aware of any facts which are inconsistent with the facts and representations set forth in the Ruling and such letters.

      2. EQUITY OFFERING. Gold agrees that it will consummate an underwritten public equity offering of common stock generating aggregate proceeds of at least $50,000,000 (the "Offering") as soon as practicable in the reasonable business judgment of the Board of Directors of Gold, but notwithstanding the foregoing, in any event Gold will consummate the Offering prior to April 27, 1996 unless Gold has obtained a supplemental ruling from the Internal Revenue Service that the failure to so consummate the Offering will not affect the qualification of the Spin-Off under Section 355 of the Code. Gold represents and warrants that it has filed a registration statement on Form S-3 which contemplates a delayed offering pursuant to Rule 415 under the Securities Act of 1933, as amended, and upon declaration of effectiveness would be available for the Offering.

      3. USE OF PROCEEDS. Immediately after consummation of the Offering, Gold will use at least $15,000,000 of the proceeds of the Offering to repay a portion of its outstanding debt to FMC, will use at least $35,000,000 of the proceeds for the development and exploration of its Turquoise Ridge and Getchell properties for the mining and exploration of gold, and will use any balance of the proceeds for purposes related to the business of Gold, including for working capital.

      4. CONTINUED CONDUCT OF BUSINESS. Gold represents that it has no plan or intention to cease the active conduct of its trade or business within the meaning of Section 355(b) of the Code and agrees to take no steps to do so without the consent of FMC for a





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period of at least one year commencing with the date of the Spin-Off (the
"Restricted Period").

      5. OPINION REQUIREMENT FOR MAJOR TRANSACTIONS UNDERTAKEN BY GOLD DURING THE RESTRICTED PERIOD. Gold represents that is has no plan or intention to do any of the following and it agrees that during the Restricted Period, it will not, and will not enter into any agreement to: (i) merge or consolidate with or into any other corporation or effect any transaction having a similar effect, (ii) liquidate or partially liquidate (within the meaning of such terms as defined in Section 346 and Section 302, respectively, of the Code), (iii) sell or transfer all or substantially all its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any of its capital stock (except for the redemption of the stock of one or more employees upon his or their termination, and Gold represents that it has no plan or intention to do
so), or (v) except in connection with the Offering or except for capital stock issued to officers, directors or employees of Gold and its subsidiaries pursuant to employee benefit or compensation plans of Gold, issue additional shares of its capital stock, in each case, unless it first obtains (i) an opinion of Sutherland, Asbill & Brennan, counsel to FMC, or other law firm reasonably satisfactory to FMC, or (ii) a supplemental ruling from the Internal Revenue Service, that such transaction, and any transaction related thereto, will not affect the qualification of the Spin-Off under Section 355 of the Code.





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      6.    INDEMNIFICATION.

            6.1   INDEMNITY.  If during the Restricted Period:

                  (a) Gold takes any action or enters into any agreement to take any action, including, without limitation, (i) any merger or consolidation of Gold with or into another corporation or any transaction having a similar effect, (ii) any complete or partial liquidation of Gold (within the meaning of such terms as defined in Section 346 and 302, respectively, of the Code), (iii) a sale or transfer of all or substantially all Gold's assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of related transactions, (iv) ceasing to actively conduct its trade or business within the meaning of Section 355 of the Code, (v) redeeming or otherwise repurchasing any of Gold's outstanding capital stock, (vi) issuing any additional shares of Gold stock, or Gold fails to take any action, including, without limitation, failing to consummate the Offering prior to April 27, 1996, and the Spin-Off shall fail to qualify under Section 355 of the Code primarily as a result of such action or actions or failure or failures to act; or

                  (b) Gold solicits or assists any person or group of affiliated or associated persons to commence a tender offer for the stock of Gold upon consummation of which such person or group of affiliated or associated persons would acquire beneficial ownership of 20% or more of Gold's outstanding common stock, and the Spin-Off shall fail to qualify under Section 355 of the Code primarily as a result of the tender offer; then Gold shall indemnify and hold harmless FMC and each member of the FMC Group against any and all federal, state and local taxes, interest, penalties and additions to tax imposed upon or incurred by the FMC Group or any member thereof as a result of the





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failure of the Spin-Off to so qualify to the extent provided herein, unless, with respect to matters described in Section 6.1(a)(i), (ii), (iii), (v) or
(vi), Gold previously shall have obtained a favorable legal opinion or supplemental ruling as set forth in Section 5.

            6.2 INDEMNIFIED LIABILITY. For purposes of this Agreement, the term "Indemnified Liability" means any liability imposed upon or incurred by the FMC Group or any member of the FMC Group for which FMC or any other member of the FMC Group is indemnified and held harmless under Section 6.1, but shall not refer to the amount of such liability.

            6.3 AMOUNT OF INDEMNIFIED LIABILITY FOR INCOME TAXES. The amount of an Indemnified Liability for a federal or state tax based on or determined with reference to income shall be deemed to be the amount of tax computed by multiplying (i) the taxing jurisdiction's highest marginal tax rate applicable to taxable income of corporations such as FMC of the character subject to tax as a result of the failure of the Spin-off to qualify under Section 355 of the Code for the taxable period in which the Spin-Off occurs, times (ii) the gain or income of the FMC Group or member thereof which is subject to tax in the taxing jurisdiction as a result of the failure of the Spin-Off to qualify under
Section 355 of the Code, and, in the case of a state, times (iii) the percentage representing the extent to which such gain or income is apportioned or allocated to such state; provided, however, that in the case of a state tax determined as a percentage of federal income tax liability, the amount of the Indemnified Liability shall be deemed to be the amount of tax computed by multiplying (i) that state's highest percentage rate applicable to the taxable income of corporations such as FMC of the character subject to tax as a result of the failure of the Spin-Off to qualify





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under Section 355 of the Code for the taxable period in which the Spin-Off occurs, times (ii) the amount of deemed federal income tax (whether or not incurred) imposed upon the FMC Group or any member thereof from the failure of the Spin-Off to qualify under Section 355 of the Code computed in accordance with this Section 6.3, times (iii) the percentage representing the extent to which the gain or income required to be recognized on the Spin-Off is apportioned or allocated to such state.

            6.4 INDEMNITY REDUCED BY INCOME TAX BENEFITS FROM INDEMNIFIED LIABILITY.

                  (a) If an Indemnified Liability is of a type that constitutes a deduction from income in any taxable period in determining the FMC Group's or any of its member's liability for a federal or state tax based upon or determined with reference to income, the amount that Gold would otherwise be required to pay as indemnification for such Indemnified Liability shall be reduced by the aggregate reduction, on account of such deduction of the Indemnified Liability, in the tax liability of the FMC Group or any member of the FMC Group to all taxing jurisdictions over all taxable periods in which the Indemnified Liability is deductible.

                  (b) The deemed reduction in tax liability to a taxing jurisdiction for any taxable period in which all or a portion of the Indemnified Liability is deductible shall be deemed to be the amount computed by multiplying (i) such taxing jurisdiction's highest marginal tax rate applicable to the taxable income of corporations such as FMC of the character against which the Indemnified Liability is deductible, times (ii) the portion of the Indemnified Liability that constitutes a deduction in such taxing jurisdiction in such taxable





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period, and, in the case of a state, times (iii) the percentage representing the extent to which the deduction for the Indemnified Liability is apportioned or allocated to such state; provided, however, that in the case of a state tax determined as a percentage of federal income tax liability, the amount of deemed reduction in tax liability to such state for any taxable period in which all or a portion of the Indemnified Liability is deductible shall be deemed to be the amount computed by multiplying (i) such state's highest percentage rate applicable to the taxable income of corporations such as FMC in such taxable period of such character against which the Indemnified Liability is deductible, times (ii) the deemed reduction in federal income tax in such taxable period resulting from the deductibility of the Indemnified Liability computed in accordance with this Section 6.4, times (iii) the percentage representing the extent to which the deduction for the Indemnified Liability is apportioned or allocated to such state. The amount of such reduction in Gold's liability shall be unaffected by any interest paid to the FMC Group, or any member thereof, by a taxing authority by reason of any such deduction.

            6.5 INDEMNITY AMOUNT. With respect to any Indemnified Liability, the amount which Gold shall pay to or on behalf of FMC as indemnification (the "Indemnity Amount") shall be the amount of the Indemnified Liability, as determined and adjusted under Sections 6.3 and 6.4.

      7.    PROCEDURAL MATTERS.

            7.1 NOTICE. If either FMC or Gold receives any written notice of deficiency, claim or adjustment or any other written communication from a taxing authority that may result in an Indemnified Liability, the party receiving such notice or communication shall





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promptly give written notice thereof to the other party; provided that any delay by FMC in so notifying Gold shall not relieve Gold of any liability to FMC hereunder, except to the extent Gold is materially and adversely prejudiced by such delay. FMC undertakes and agrees that from and after such time as FMC obtains knowledge that any representative of a taxing authority has begun to investigate or inquire into the Spin-Off (whether or not such investigation or inquiry is a formal or informal investigation or inquiry), FMC shall (i) notify Gold thereof, provided that any delay by FMC is so notifying Gold shall not relieve Gold of any liability to FMC hereunder, (ii) consult with Gold from time to time as to the conduct of such investigation or inquiry, (iii) provide Gold with copies of all correspondence between FMC or its representatives and such taxing authority or any representative thereof pertaining to such investigation or inquiry and (iv) arrange for a representative of Gold to be present at (and, if Gold is controlling the proceeding pursuant to Section 7.3, participate in) all meetings with such taxing authority or any representative thereof pertaining to such investigation or inquiry.

            7.2 WRITTEN ACKNOWLEDGEMENT. Promptly upon receipt of notice as provided in Section 7.1, Gold shall confirm in writing to FMC that the liability asserted in the notice of deficiency, claim or adjustment or other written communication would, if imposed upon or incurred by the FMC Group or any member thereof, be an Indemnified Liability, unless Gold believes in good faith that such liability would not be an Indemnified Liability, in which case Gold shall set forth in writing to FMC the grounds for such belief.





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            7.3   TAX PROCEEDINGS CONTROLLED BY GOLD.

                  (a) Any tax proceeding that may result in an Indemnified Liability, which is acknowledged as such by Gold, shall be conducted in accordance with this Section 7.3.

                  (b) Promptly upon Gold's written acknowledgement that the asserted liability is an Indemnified Liability, Gold shall assume and direct the defense or settlement of the proceeding and shall diligently defend against the claim of any taxing authority that the Spin-Off resulted in taxable income to FMC or any other member of the FMC Group or any other party. If the Indemnified Liability is grouped with other unrelated asserted liabilities or issues in the proceeding, FMC and Gold shall use their respective best efforts to cause the Indemnified Liability to be the subject of a separate proceeding. If such severance is not possible, Gold shall assume and direct and be responsible only for the matters relating to the Indemnified Liability.

                  (c) Upon request, during the course of the tax proceeding, Gold shall from time to time furnish FMC with evidence reasonably satisfactory to FMC of its ability to pay the full amount of the Indemnified Liability. If at any time during such tax proceeding FMC reasonably determines, after due investigation, that Gold could not pay the full amount of the Indemnified Liability, if required, then FMC may assume control of the tax proceeding in accordance with Section 7.4.

                  (d) Gold shall pay all reasonable expenses related to the Indemnified Liability, including but not limited to reasonable fees for attorneys, accountants, expert witnesses or other consultants retained by it. To the extent that any such expenses have





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been or are paid by FMC or any member of the FMC Group, Gold shall promptly reimburse FMC or such member therefor.

                  (e) FMC shall not pay (unless otherwise required by a proper notice of levy and after prompt notification to Gold of FMC's receipt of notice and demand for payment), settle, compromise or concede any portion of the Indemnified Liability without the written consent of Gold. FMC shall, at Gold's sole cost (including but not limited to any reasonable out-of-pocket costs incurred by FMC), take such action as Gold may reasonably request (including but not limited to the execution of powers of attorney for one or more persons designated by Gold, and the filing of a petition, complaint, amended return or claim for refund) in contesting the Indemnified Liability. Gold shall, on a timely basis, keep FMC informed of all developments in the proceeding and provide FMC with copies of all pleadings, briefs, orders, and other written papers pertaining thereto.

                  (f) Subject to satisfaction of the conditions herein set forth, Gold may direct FMC to settle the Indemnified Liability on such terms and for such amount as Gold may direct. FMC may condition such settlement on receipt, prior to the settlement, from Gold of the Indemnity Amount less any amounts to be paid directly by Gold to the taxing authority. Gold may direct FMC, at Gold's expense, to pay an asserted deficiency for the Indemnified Liability out of funds provided by Gold, and to file a claim for refund. If Gold pays FMC the Indemnified Amount pursuant to Section 7.5 and FMC or any other member of the FMC Group receives a refund of any portion of amounts paid to a taxing jurisdiction in respect of the Indemnified Liability (other than a refund resulting from adjustments unrelated to the Indemnified Liability), FMC shall pay any and all such refund





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proceeds, together with interest thereon for each day and the actual number of days commencing on the date such refund is received by FMC at the rate of one percentage point above the monthly average of the daily Effective Funds Rate, as stated by the Federal Reserve Bank of New York; provided, however, that the provision for interest herein shall not be construed to give FMC the right to defer payment to Gold of any refund proceeds hereunder.

            7.4 TAX PROCEEDINGS CONTROLLED BY FMC. Should Gold not provide FMC with the confirmation contemplated by Section 7.2 within thirty (30) days following receipt of notice provided in Section 7.1 or, following such confirmation, should Gold fail within thirty (30) days following request therefor to furnish to FMC evidence of its ability to pay the full amount of the Indemnified Liability or should FMC reasonably believe after due investigation that Gold could not pay the full amount of the Indemnified Liability if required, then FMC may assume control of the tax proceeding upon the following terms: (1) FMC will diligently defend against the claim of any taxing authority that the Spin-Off resulted in taxable income to it or any other member of the FMC Group or any other party, without regard to the indemnification provided herein, including the pursuit of the appeal of any adverse determinations to the appropriate tribunal (unless advised by independent counsel in its reasonable judgment that FMC or such other member of the FMC Group would not prevail upon any such appeal) and shall employ such resources, including independent counsel, in conducting such defense as are reasonably commensurate with the nature and magnitude of the claim; (ii) FMC will consult with Gold as to the conduct of all proceedings, will provide Gold with copies of all protests, pleadings, briefs, filings, correspondence and





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similar materials relative to the proceedings and will arrange for a representative of Gold to be present at (but not to participate in) all meetings with the relevant taxing authorities and all hearings before any court; and (iii) neither FMC nor any other member of the FMC Group will settle, compromise or concede any claim that would result in an Indemnified Liability unless FMC has made the determination, and has been so advised by independent counsel, that such settlement is not unreasonable in the circumstances.
Subject to the above, any such tax proceedings shall be controlled and directed exclusively by FMC and may be contested, defended, paid, settled, compromised or conceded by FMC and any related expenses incurred by FMC or any member of the FMC Group, including but not limited to reasonable fees for attorneys, accountants, expert witnesses or other consultants shall be reimbursed by Gold, if Gold admits or is found to have incorrectly failed to acknowledge the asserted liability as an Indemnified Liability as provided in Section 7.2; provided, however, that if after FMC's assumption of control of the proceedings, Gold acknowledges in writing that the asserted liability is an Indemnified Liability or Gold demonstrates its ability to pay the full amount of the Indemnified Liability if required, Gold shall (if practical and upon its request) promptly assume and direct the proceeding which shall thenceforth be conducted in accordance with Section 7.3; and provided further, however, that FMC will not be required to pursue the claim in the federal district court, Court of Claims or any state court if as a prerequisite to such court's jurisdiction, it is required to pay the asserted liability unless the funds necessary to invoke such jurisdiction are provided by Gold.

            7.5 TIME AND MANNER OF PAYMENT. Unless otherwise agreed in writing, Gold shall pay to FMC the Indemnity Amount (less any amounts paid directly by Gold to





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the taxing authority) no less than three (3) business days prior to the date payment of the Indemnified Liability is to be made, whether by FMC or Gold, to the taxing authority. Such payment shall be paid by Gold to FMC by wire transfer of immediately available funds to an account designated by FMC by written notice to Gold prior to the due date of such payment. If Gold delays making payment beyond the due date hereunder, Gold shall pay interest to FMC on the amount unpaid at the rate of one (1) percentage point above the Prime Rate published in the Wall Street Journal on the due date of the payment for each day and the actual number of days for which any amount due hereunder is unpaid; provided, however, that this provision for interest shall not be construed to give Gold the right to defer payment beyond the due date hereunder.

            7.6 REFUND OF AMOUNTS PAID BY GOLD. In connection with this Agreement, should FMC or any other member of the FMC Group receive a refund in respect of amounts paid by Gold to any taxing authority on FMC's behalf, or should any such amounts that would otherwise be refundable to Gold be applied by the taxing authority to obligations of FMC or any other member of the FMC Group unrelated to the Spin-Off, then FMC shall, promptly following receipt (or notification of credit), remit such refund, together with interest thereon, which interest shall be paid at the rate of one (1) percentage point above the Prime Rate published in the Wall Street Journal on the due date of the payment for each day and the actual number of days commencing on the date such refund is received (or credit applied); provided, however, that this provision for interest shall not be construed to give FMC the right to defer payment to Gold of any refund proceeds hereunder.





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            7.7   COOPERATION.  FMC and Gold shall cooperate with one another in a timely manner in any administrative or judicial proceeding involving any matter that may result in an Indemnified Liability. FMC and Gold agree that such cooperation shall include, without limitation, making available to the other party, during normal business hours, all books, records and information, officers and employees (without substantial interruption of employment) and office space necessary or useful in connection with any such judicial or administrative proceeding. The party requesting or otherwise entitled to any books, records, information, officers, employees or office space pursuant to this Section 7.7 shall bear all reasonable out-of-pocket costs and expenses (except reimbursement of salaries, employee benefits and general overhead) incurred in connection with providing such books, records, information, officers, employees or office space.

      8. MEDIATION AND ARBITRATION. If a dispute arises between FMC and Gold with respect to this Agreement or the breach thereof, and if such dispute cannot be settled through negotiations, the parties shall first attempt in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. If such dispute cannot be settled by mediation, it shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Regardless of any other choice of law provisions in this Agreement, any arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, as amended from time to time.





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      9.    GOVERNING LAW.  This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware.

      10. SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and which shall be construed as to be valid under applicable law.

      11. NOTICES. Any and all notices and other communications permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earliest of (a) in the case of personal delivery, upon receipt, (b) in the case of mailed notice, three days after deposit in the United States mail, postage prepaid, certified with return receipt requested, (c) in the case of facsimile or other telecommunications transmission, upon receipt, or (d) in the case of notice by Federal Express or other reputable overnight courier service, one business day after delivery to such courier service, in each case sent to the other party at its address set forth below or at such other address within the continental United States as it may designate by notice specifically designated as a notice of change of address and given in accordance herewith:

      If to FMC:              First Mississippi Corporation
                              700 North Street
                              Jackson, MS  39202-3095
                              Attn: General Counsel





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
      If to Gold:             FirstMiss Gold Inc.
                              5460 S. Quebec Street
                              Suite 240
                              Englewood, Colorado  80111
                              Attn: President

      12. ASSIGNMENT; SUCCESSORS AND INTEREST. No assignment or transfer by either party of any or all of its rights and obligations under this Agreement shall be made except with the prior written consent of the other party, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns, and any reference to a party hereto shall also be a reference to a permitted successor or assign.

      13. INTEGRATION; AMENDMENT; WAIVER. This Agreement and the other agreements contemplated hereby supersede all prior negotiations, agreements and understandings between the parties with respect to the subject matter hereof, constitute the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended except in writing signed by the parties. The failure of either party hereto at any time or times to require performance of any provisions of this Agreement shall in no manner affect the right to enforce the same. No waiver by either party hereto of any condition, or of the breach of any provision of this Agreement or the other agreements contemplated hereby, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach





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
or a waiver of any other condition or of the breach of any other provision herein or therein contained.

      Signed, sealed and delivered on the date first above written.



(CORPORATE SEAL)                         FMC:

                                         FIRST MISSISSIPPI CORPORATION


ATTEST:                                  By: /s/ R. M. SUMMERFORD
                                            ----------------------------------
                                            Vice President

/s/ JAMES L. MCARTHUR
------------------------
Secretary



(CORPORATE SEAL)                         GOLD:

                                         FIRSTMISS GOLD INC.


ATTEST:                                  By: /s/ G. W. THOMPSON
                                            ----------------------------------
                                            President


/s/ JAMES L. MCARTHUR
------------------------
Secretary





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